Exhibit 5.1

China Natural Resources, Inc.

Room 2205, 22/F, West Tower, Shun Tak Centre

168-200 Connaught Road Central

Sheung Wan, Hong Kong

9 February 2021

Dear Sirs

China Natural Resources, Inc.

We have acted as counsel as to British Virgin Islands law to China Natural Resources, Inc., a company limited by shares incorporated with limited liability in the British Virgin Islands (the "Company"), in connection with the Company's registration statement on Form F-3, filed on 9 February 2021 with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Registration Statement"), relating to offering (the "Offering") for resale, from time to time, by certain shareholders of the Company (the "Selling Shareholders") of up to 1,980,000 Common Shares (as defined below) of the Company (the "Offered Shares"), issuable upon exercise of certain outstanding warrants to purchase Common Shares.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1

Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1

The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 8 February 2021, including the Company's Certificate of Incorporation and its Amended and Restated Memorandum and Articles of Association registered on 16 January 2014 (the "Memorandum and Articles").

1.2

The records of proceedings available from a search of the electronic records maintained on the Judicial Enforcement Management System from 1 January 2000 and available for inspection on 8 February 2021 at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3

The written resolutions of the board of directors of the Company dated 19 September 2019, 18 January 2021 and 1 February 2021 (together, the "Resolutions").

1.4

A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs dated 18 January 2021 (the "Certificate of Good Standing").

1.5

A certificate from a director of the Company (a copy of which is attached as Annexure A) (the "Director's Certificate").

1.6

The Registration Statement, and the prospectus included in the Registration Statement (the "Prospectus").

2

Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter.  These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter.  In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing.  We have also relied upon the following assumptions, which we have not independently verified:

2.1

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2

All signatures, initials and seals are genuine.

2.3

The Company will receive money or money's worth in consideration for the issue of the Offered Shares, and none of the Offered Shares will be issued for less than their par value.

2.4

All public records of the Company which we have examined are accurate and the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and such information has not since then been altered and such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.5

There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.  Specifically, we have made no independent investigation of the laws of the State of New York.

3

Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (as amended) (the "Act"), is in good standing at the Registry of Corporate Affairs, and is validly existing under the laws of the British Virgin Islands.

3.2

Immediately upon the completion of the Offering, the Company will be authorized to issue up to 210,000,000 shares consisting of (a) 200,000,000 common shares of the Company of no par value ("Common Shares"), and (b) 10,000,000 preferred shares of the Company of no par value.

3.3

The sale and transfer of the Offered Shares by the Selling Shareholders pursuant to the Offering have been duly authorised by the Company.

3.4

The issue and allotment of the Offered Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus, the Offered Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4

Qualifications

In this opinion the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" and elsewhere in the Prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Annexure A

Director's Certificate

February 9, 2021

To:

Maples and Calder (Hong Kong) LLP

26th Floor, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

China Natural Resources, Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of British Virgin Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1

The Memorandum and Articles remain in full force and effect and are unamended.

2

The Resolutions were signed by all the directors of the Company and have not been amended, varied or revoked in any respect.

3

At the date of hereof, and immediately upon the completion of the Offering, the Company is and shall be authorised to issue a maximum of 210,000,000 shares of no par value, including (a) 200,000,000 common shares of no par value, comprising one series, and (b) 10,000,000 preferred shares of no par value.

4

The shareholders of the Company have not restricted or limited the powers of the directors in any way.

5

Each director of the Company considers the transactions contemplated by the Registration Statement and the Prospectus to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

6

The Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction.  Nor have the directors and/or shareholders of the Company taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company.  Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:

/s/ Wong Wah On Edward

Name:

Wong Wah On Edward

Title:

Director

5